Exhibit 99.1

Astoria Financial Corporation Reports 2015 Fourth Quarter And Full Year Earnings Per Common Share Of $0.16 And $0.79, Respectively

Quarterly Cash Dividend of $0.04 Per Common Share Declared

LAKE SUCCESS, N.Y., Jan. 27, 2016 /PRNewswire/ -- Astoria Financial Corporation (NYSE: AF) ("Astoria", or the "Company"), the holding company for Astoria Bank (the "Bank") today reported net income available to common shareholders of $16.2 million, or $0.16 diluted earnings per common share ("diluted EPS"), for the quarter ended December 31, 2015, compared to $21.1 million, or $0.21 diluted EPS, for the quarter ended December 31, 2014. Included in the 2014 fourth quarter results is $4.2 million ($0.04 per common share) of tax benefits recognized primarily related to the resolution of a tax matter with New York State and the related impact of changes in New York State tax legislation which was signed into law on March 31, 2014 and became effective January 1, 2015. For the year ended December 31, 2015, net income available to common shareholders totaled $79.3 million, or $0.79 diluted EPS compared to $87.1 million, or $0.88 diluted EPS, for 2014. Included in the 2015 full year results is a reduction in income tax expense of $11.4 million ($0.12 per common share) related to the impact of income tax legislation enacted in the second quarter of 2015, primarily applicable to New York City. Included in the 2014 full year results was a reduction in income tax expense of $11.5 million ($0.12 per common share) related to the impact of the previously discussed New York State income tax legislation as well as the previously discussed $4.2 million of tax benefits.

Monte N. Redman, President and Chief Executive Officer of Astoria, commenting on the 2015 results stated, "While we are disappointed by the lack of net growth in our loan portfolio, we are pleased with the continued growth that we have seen in core deposits and business deposits, as well as the further expansion we have experienced in our net interest margin."

"For the full year 2015, core deposits grew by approximately $302 million, $163 million of that growth coming in the fourth quarter, and now represent 78% of total deposits, up from 72% at year end 2014. Contributing to this improvement was the growth that we experienced in business deposits, growing by approximately $35 million in the fourth quarter and approximately $120 million, or 13% for the year. At December 31, 2015, business deposits totaled $1.05 billion."

"In addition, we continue to be encouraged with the expansion of our net interest margin in a less than ideal interest rate environment. In the fourth quarter of 2015 our margin was up 2 basis points to 2.39% from 2.37% in the prior quarter and up 4 basis points for the year to 2.36% from 2.32% in 2014."

Board Declares Quarterly Cash Dividend of $0.04 Per Share
The Board of Directors of the Company, at its January 27, 2016 meeting, declared a quarterly cash dividend of $0.04 per common share. The dividend is payable on March 1, 2016 to shareholders of record as of February 12, 2016. This is the eighty-third consecutive quarterly cash dividend declared by the Company.

Fourth Quarter and Full Year Earnings Summary
Net interest income for the quarter ended December 31, 2015 totaled $84.7 million unchanged from the previous quarter and up from $83.9 million for the 2014 fourth quarter. The net interest margin for the quarter ended December 31, 2015 was 2.39%, compared to 2.37% for the previous quarter and 2.30% for the 2014 fourth quarter. For the year ended December 31, 2015, net interest income totaled $340.3 million, compared to $342.3 million for 2014, and the net interest margin was 2.36% for the year ended December 31, 2015, up from 2.32% for the year ended December 31, 2014.

For the quarter ended December 31, 2015, a $4.3 million loan loss release was recorded compared to a $4.4 million release in the prior quarter and a $2.3 million release in the 2014 fourth quarter. For the year ended December 31, 2015, we recorded a loan loss release of $12.1 million compared to a $9.5 million loan loss release for 2014. Mr. Redman stated, "The loan loss release recorded in the fourth quarter is a reflection of our overall strong credit metrics and the continued contraction in the overall portfolio."

Non-interest income for the quarter ended December 31, 2015 totaled $13.5 million, compared to $12.9 million for the previous quarter and $13.6 million for the 2014 fourth quarter. The increase from the prior quarter was primarily due to an increase in mortgage banking income, net and more specifically, a recovery of MSR valuation in the most recent period compared to a provision for MSR valuation in the previous quarter. Non-interest income for the year ended December 31, 2015 totaled $54.6 million compared to $54.8 million for 2014.

General and administrative ("G&A") expense for the quarter ended December 31, 2015 totaled $74.5 million compared to $72.6 million for the previous quarter and $70.2 million for the 2014 fourth quarter. For the year ended December 31, 2015, G&A expense totaled $289.1 million, up from $284.4 million for the 2014 comparable period. Mr. Redman commented, "Our G&A in the fourth quarter was impacted by approximately $4 million of merger related expenses."

Balance Sheet Summary
Total assets at December 31, 2015 were $15.1 billion, a decrease of $563.8 million from December 31, 2014. The decrease was primarily due to a decline in the loan portfolio which decreased $804.4 million from December 31, 2014, and totaled $11.2 billion at December 31, 2015, partially offset by an increase in the securities portfolio of $195.4 million over the same period.

The MF/CRE mortgage loan portfolio totaled $4.8 billion at December 31, 2015, an increase of $56.8 million from December 31, 2014 and represents 44% of the total loan portfolio. For the quarter and year ended December 31, 2015, MF/CRE loan originations totaled $300.4 million and $890.7 million, respectively, compared to $388.0 million and $1.2 billion, for the 2014 comparable periods. The MF/CRE loan production for the 2015 fourth quarter and year ended December 31, 2015 were originated with weighted average loan-to-value ratios of approximately 38% and 45%, respectively, and weighted average debt coverage ratios of approximately 1.42 and 1.49, respectively. MF/CRE loan prepayments for the quarter and year ended December 31, 2015 totaled $156.8 million and $689.4 million, respectively, compared to $105.9 million and $375.7 million for the comparable 2014 periods. The pipeline at December 31, 2015 was $392.5 million.

The residential mortgage loan portfolio totaled $6.0 billion at December 31, 2015, compared to $6.9 billion at December 31, 2014. For the quarter and year ended December 31, 2015, residential loan originations for portfolio totaled $102.9 million and $616.9 million, respectively, compared to $129.1 million and $455.9 million for the 2014 comparable periods. The weighted average loan-to-value ratio of the residential loan production for portfolio at origination was approximately 60% and 61% for the quarter and year ended December 31, 2015, respectively. Residential loan prepayments for the quarter and year ended December 31, 2015 totaled $243.9 million and $1.2 billion, respectively, compared to $265.1 million and $1.1 billion for the comparable 2014 periods. At December 31, 2015, the residential mortgage pipeline totaled approximately $161.3 million.

Deposits totaled $9.1 billion at December 31, 2015, a decrease of $398.9 million from December 31, 2014. This decrease was primarily due to a decrease in higher cost certificates of deposit, partially offset by net increases in lower cost core deposits, particularly consumer and business checking deposits. At December 31, 2015, core deposits totaled $7.1 billion with a weighted average rate of 12 basis points, and represent 78% of total deposits.

Stockholders' equity totaled $1.66 billion, or 11.03% of total assets at December 31, 2015, an increase of $83.4 million from December 31, 2014. Astoria's capital levels continue to exceed the minimum levels required to be designated as "well-capitalized" for bank regulatory purposes. At December 31, 2015, Tier 1 leverage, Common Equity Tier 1 risk based, Tier 1 risk-based and Total risk-based capital ratios were 11.29%, 19.12%, 19.12% and 20.25%, respectively for Astoria Bank, and 10.21%, 16.00%, 17.37% and 18.51%, respectively for Astoria Financial Corporation. At December 31, 2015, Astoria Financial Corporation's tangible common equity ratio was 9.06%.

Asset Quality
Non-performing loans ("NPLs"), totaled $138.2 million, or 1.24% of total loans, at December 31, 2015, compared to $127.8 million, or 1.07% of total loans, at December 31, 2014. Included in the NPLs at December 31, 2015 is $54.3 million of loans which are current or less than 90 days past due compared to $65.0 million at December 31, 2014. Total delinquent loans and NPLs at December 31, 2015 were $243.7 million compared to $227.7 million at December 31, 2014. Net charge-offs for the quarter ended December 31, 2015 totaled $1.2 million compared to net recoveries of $439,000 in the previous quarter and net recoveries of $316,000 in the 2014 fourth quarter. Net charge-offs for the year ended December 31, 2015 totaled $1.5 million compared to net charge-offs of $17.9 million for the 2014 full year. Other real estate owned declined to $19.8 million at December 31, 2015, compared to $35.7 million at December 31, 2014.

Future Outlook
Commenting on the Company's future outlook, Mr. Redman stated, "As was previously announced on October 29, 2015, we entered into a definitive agreement to merge with New York Community Bancorp ("NYCB"). We are very pleased that we are planning to merge with such a strong partner and, once the deal is closed, look forward to working with NYCB to continue to serve the communities which have come to rely on us for the past 127 years."

About Astoria Financial Corporation
Astoria Financial Corporation, with assets of $15.1 billion, is the holding company for Astoria Bank. Established in 1888, Astoria Bank, with deposits in New York totaling $9.1 billion, is the second largest thrift depository in New York and provides its retail and business customers and local communities it serves with quality financial products and services through 88 convenient banking branch locations, a business banking office in Manhattan, and multiple delivery channels, including its flexible mobile banking app. Astoria Bank commands a significant deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau, and Suffolk counties with a population exceeding that of 38 individual states. Astoria Bank originates multi-family and commercial real estate loans, primarily on rent controlled and rent stabilized apartment buildings, located in New York City and the surrounding metropolitan area and originates residential mortgage loans through its banking and loan production offices in New York, a broker network in four states, primarily along the East Coast, and correspondent relationships covering 13 states and the District of Columbia.

Forward Looking Statements
This press release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of such words as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would," and similar terms and phrases, including references to assumptions.

Forward-looking statements are based on various assumptions and analyses made by us in light of our management's experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events that may be subject to circumstances beyond our control; increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment; changes in deposit flows, loan demand or collateral values; changes in accounting principles, policies or guidelines; changes in general economic conditions, either nationally or locally in some or all areas in which we do business, or conditions in the real estate or securities markets or the banking industry; legislative or regulatory changes, including the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and any actions regarding foreclosures; enhanced supervision and examination by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the Consumer Financial Protection Bureau; effects of changes in existing U.S. government or government-sponsored mortgage programs; our ability to successfully implement technological changes; our ability to successfully consummate new business initiatives; litigation or other matters before regulatory agencies, whether currently existing or commencing in the future; or our ability to implement enhanced risk management policies, procedures and controls commensurate with shifts in our business strategies and regulatory expectations. We have no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

This communication contains certain forward-looking information about NYCB, Astoria, and the combined company after the close of the transaction that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of NYCB, Astoria and the combined company. Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by NYCB and Astoria with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values could cause an increase in the allowance for credit losses and a reduction in net earnings; enhanced supervision and examination by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System and the Consumer Financial Protection Bureau; increases in competitive pressure among financial institutions or from non-financial institutions; effects of changes in existing U.S. government or government-sponsored mortgage programs; the ability to complete the proposed transaction, including obtaining regulatory approvals and approval by the stockholders of Astoria or NYCB, or any future transaction, successfully integrate NYCB's and Astoria's integration plan, or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all; regulatory approvals may not be received on expected timeframes or at all; the possibility that personnel changes will not proceed as planned; the possibility that the cost of additional capital may be more than expected; the possibility that a change in the interest rate environment may reduce net interest margins; asset/liability re-pricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely; general economic conditions, either nationally or in the market areas in which the entities operate or anticipate doing business, are less favorable than expected; and environmental conditions, including natural disasters, may disrupt business, impede operations, or negatively affect the values of collateral securing loans.

Additional Information About the Proposed Transaction and Where to Find It

This communication is being made in respect of the proposed merger transaction involving NYCB and Astoria. NYCB has filed a registration statement on Form S-4 with the SEC, which will include a joint proxy statement of Astoria and NYCB and a prospectus of NYCB, and each party will file other documents regarding the proposed transaction with the SEC. A definitive joint proxy statement/prospectus will also be sent to the Astoria and NYCB stockholders seeking any required stockholder approvals. Before making any voting or investment decision, investors and security holders of Astoria and NYCB are urged to carefully read the entire registration statement and joint proxy statement/prospectus, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by NYCB and Astoria with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. In addition, the documents filed by NYCB may be obtained free of charge at NYCB's website at http://ir.mynycb.com/ and the documents filed by Astoria may be obtained free of charge at Astoria's website at http://ir.astoriabank.com/. Alternatively, these documents, when available, can be obtained free of charge from NYCB upon written request to New York Community Bancorp, Inc., Attn: Corporate Secretary, 615 Merrick Avenue, Westbury, New York 11590 or by calling (516) 683-4100 or from Astoria upon written request to Astoria Financial Corporation, Attn: Investor Relations, One Astoria Bank Plaza, Lake Success, New York 11042 or by calling (516) 327-3000.

NYCB, Astoria, their directors, executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from NYCB's and Astoria's stockholders in favor of the approval of the merger. Information about the directors and executive officers of NYCB and their ownership of NYCB common stock is set forth in the proxy statement for NYCB's 2015 annual meeting of stockholders, as previously filed with the SEC on April 24, 2015. Information about the directors and executive officers of Astoria and their ownership of Astoria common stock is set forth in the proxy statement for Astoria's 2015 annual meeting of stockholders, as previously filed with the SEC on April 17, 2015. Stockholders may obtain additional information regarding the interests of such participants by reading the registration statement and the proxy statement/prospectus when they become available.

Tables Follow

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In Thousands, Except Share Data)
	(Unaudited)
	At December 31,	At December 31,
	2015	2014
ASSETS
Cash and due from banks	$ 200,538	$ 143,185
Securities available-for-sale	416,798	384,359
Securities held-to-maturity
(fair value of $2,286,092 and $2,131,371, respectively)	2,296,799	2,133,804
Federal Home Loan Bank of New York stock, at cost	131,137	140,754
Loans held-for-sale, net	8,960	7,640
Loans receivable:
Mortgage loans, net	10,899,776	11,707,785
Consumer and other loans, net	253,305	249,663
	11,153,081	11,957,448
Allowance for loan losses	(98,000)	(111,600)
Total loans receivable, net	11,055,081	11,845,848
Mortgage servicing rights, net	11,014	11,401
Accrued interest receivable	34,996	36,628
Premises and equipment, net	109,758	111,622
Goodwill	185,151	185,151
Bank owned life insurance	439,646	430,768
Real estate owned, net	19,798	35,723
Other assets	166,535	173,138

TOTAL ASSETS	$ 15,076,211	$ 15,640,021

LIABILITIES
Deposits	$ 9,106,027	$ 9,504,909
Federal funds purchased	435,000	455,000
Reverse repurchase agreements	1,100,000	1,100,000
Federal Home Loan Bank of New York advances	2,180,000	2,384,000
Other borrowings, net	249,222	248,691
Mortgage escrow funds	115,435	115,400
Accrued expenses and other liabilities	227,079	251,951

TOTAL LIABILITIES	13,412,763	14,059,951

STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value; 5,000,000 shares authorized:
Series C (150,000 shares authorized; and 135,000 shares issued
and outstanding)	129,796	129,796
Common stock, $0.01 par value (200,000,000 shares authorized;
166,494,888 shares issued; and 100,721,358 and 99,940,399 shares
outstanding, respectively)	1,665	1,665
Additional paid-in capital	902,349	897,049
Retained earnings	2,045,391	1,992,833
Treasury stock (65,773,530 and 66,554,489 shares, at cost, respectively)	(1,357,136)	(1,375,322)
Accumulated other comprehensive loss	(58,617)	(65,951)

TOTAL STOCKHOLDERS' EQUITY	1,663,448	1,580,070

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 15,076,211	$ 15,640,021

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In Thousands, Except Share Data)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Interest income:
Residential mortgage loans	$48,714	$55,901	$203,950	$241,417
Multi-family and commercial real estate mortgage loans	47,561	46,365	191,643	178,795
Consumer and other loans	2,230	2,204	8,870	8,532
Mortgage-backed and other securities	16,630	14,744	62,754	57,065
Interest-earning cash accounts	113	89	418	321
Federal Home Loan Bank of New York stock	1,391	1,443	5,781	6,220
Total interest income	116,639	120,746	473,416	492,350
Interest expense:
Deposits	8,093	12,499	37,343	51,355
Borrowings	23,862	24,323	95,784	98,707
Total interest expense	31,955	36,822	133,127	150,062

Net interest income	84,684	83,924	340,289	342,288
Provision for loan losses credited to operations	(4,323)	(2,316)	(12,072)	(9,469)
Net interest income after provision for loan losses	89,007	86,240	352,361	351,757
Non-interest income:
Customer service fees	7,429	8,477	32,833	35,710
Other loan fees	541	647	2,284	2,493
Gain on sales of securities	-	-	72	141
Mortgage banking income, net	1,687	664	4,222	3,326
Income from bank owned life insurance	2,280	2,198	8,878	8,476
Other	1,532	1,595	6,307	4,702
Total non-interest income	13,469	13,581	54,596	54,848
Non-interest expense:
General and administrative:
Compensation and benefits	40,632	36,183	152,924	138,177
Occupancy, equipment and systems	19,201	17,933	76,801	71,948
Federal deposit insurance premium	3,722	3,775	16,421	26,179
Advertising	2,203	3,277	10,052	12,450
Other	8,748	9,075	32,885	35,656
Total non-interest expense	74,506	70,243	289,083	284,410

Income before income tax expense	27,970	29,578	117,874	122,195
Income tax expense	9,539	6,319	29,799	26,279

Net income	18,431	23,259	88,075	95,916

Preferred stock dividends	2,193	2,193	8,775	8,775

Net income available to common shareholders	$16,238	$21,066	$79,300	$87,141

Basic earnings per common share	$0.16	$0.21	$0.79	$0.88

Diluted earnings per common share	$0.16	$0.21	$0.79	$0.88

Basic weighted average common shares outstanding	99,825,387	98,695,344	99,612,473	98,384,443
Diluted weighted average common shares outstanding	100,155,944	98,695,344	99,969,838	98,384,443

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCE SHEETS
(Dollars in Thousands)

	For the Three Months Ended December 31,
		2015			2014
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
			(Annualized)			(Annualized)
Assets:
Interest-earning assets:
Mortgage loans (1):
Residential	$6,171,474	$48,714	3.16%	$7,025,076	$55,901	3.18%
Multi-family and commercial real estate	4,770,535	47,561	3.99	4,656,150	46,365	3.98
Consumer and other loans (1)	253,177	2,230	3.52	247,896	2,204	3.56
Total loans	11,195,186	98,505	3.52	11,929,122	104,470	3.50
Mortgage-backed and other securities (2)	2,681,389	16,630	2.48	2,400,023	14,744	2.46
Interest-earning cash accounts	167,837	113	0.27	121,297	89	0.29
Federal Home Loan Bank stock	121,211	1,391	4.59	131,276	1,443	4.40
Total interest-earning assets	14,165,623	116,639	3.29	14,581,718	120,746	3.31
Goodwill	185,151			185,151
Other non-interest-earning assets	753,487			693,567
Total assets	$15,104,261			$15,460,436

Liabilities and stockholders' equity:
Interest-bearing liabilities:
NOW and demand deposit	$2,316,122	197	0.03	$2,172,157	184	0.03
Money market	2,546,099	1,697	0.27	2,346,770	1,632	0.28
Savings	2,134,709	269	0.05	2,253,841	284	0.05
Total core deposits	6,996,930	2,163	0.12	6,772,768	2,100	0.12
Certificates of deposit	2,046,763	5,930	1.16	2,782,441	10,399	1.49
Total deposits	9,043,693	8,093	0.36	9,555,209	12,499	0.52
Borrowings	3,962,702	23,862	2.41	3,944,452	24,323	2.47
Total interest-bearing liabilities	13,006,395	31,955	0.98	13,499,661	36,822	1.09
Non-interest-bearing liabilities	445,118			366,078
Total liabilities	13,451,513			13,865,739
Stockholders' equity	1,652,748			1,594,697
Total liabilities and stockholders' equity	$15,104,261			$15,460,436

Net interest income/
net interest rate spread (3)		$84,684	2.31%		$83,924	2.22%
Net interest-earning assets/
net interest margin (4)	$1,159,228		2.39%	$1,082,057		2.30%
Ratio of interest-earning assets to
interest-bearing liabilities	1.09x			1.08x

(1) Mortgage loans and consumer and other loans include loans held-for-sale and non-performing loans and exclude the allowance for loan losses.
(2) Securities available-for-sale are included at average amortized cost.
(3) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average interest-earning assets.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCE SHEETS
(Dollars in Thousands)

	For the Twelve Months Ended December 31,
		2015			2014
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost

Assets:
Interest-earning assets:
Mortgage loans (1):
Residential	$6,481,319	$203,950	3.15%	$7,509,317	$241,417	3.21%
Multi-family and commercial real estate	4,800,044	191,643	3.99	4,401,493	178,795	4.06
Consumer and other loans (1)	251,181	8,870	3.53	241,556	8,532	3.53
Total loans	11,532,544	404,463	3.51	12,152,366	428,744	3.53
Mortgage-backed and other securities (2)	2,586,882	62,754	2.43	2,342,486	57,065	2.44
Interest-earning cash accounts	148,359	418	0.28	107,977	321	0.30
Federal Home Loan Bank stock	134,434	5,781	4.30	142,782	6,220	4.36
Total interest-earning assets	14,402,219	473,416	3.29	14,745,611	492,350	3.34
Goodwill	185,151			185,151
Other non-interest-earning assets	732,611			682,583
Total assets	$15,319,981			$15,613,345

Liabilities and stockholders' equity:
Interest-bearing liabilities:
NOW and demand deposit	$2,270,980	778	0.03	$2,134,277	706	0.03
Money market	2,459,170	6,496	0.26	2,187,718	5,527	0.25
Savings	2,186,704	1,093	0.05	2,364,679	1,182	0.05
Total core deposits	6,916,854	8,367	0.12	6,686,674	7,415	0.11
Certificates of deposit	2,282,038	28,976	1.27	2,959,631	43,940	1.48
Total deposits	9,198,892	37,343	0.41	9,646,305	51,355	0.53
Borrowings	4,081,488	95,784	2.35	4,058,192	98,707	2.43
Total interest-bearing liabilities	13,280,380	133,127	1.00	13,704,497	150,062	1.09
Non-interest-bearing liabilities	417,480			341,246
Total liabilities	13,697,860			14,045,743
Stockholders' equity	1,622,121			1,567,602
Total liabilities and stockholders' equity	$15,319,981			$15,613,345

Net interest income/
net interest rate spread (3)		$340,289	2.29%		$342,288	2.25%
Net interest-earning assets/
net interest margin (4)	$1,121,839		2.36%	$1,041,114		2.32%
Ratio of interest-earning assets to
interest-bearing liabilities	1.08x			1.08x

(1) Mortgage loans and consumer and other loans include loans held-for-sale and non-performing loans and exclude the allowance for loan losses.
(2) Securities available-for-sale are included at average amortized cost.
(3) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average interest-earning assets.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL RATIOS AND OTHER DATA
	For the		At or For the
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Selected Returns and Financial Ratios	(Annualized)
Return on average common stockholders' equity (1)	4.26%	5.75%	5.31%	6.06%
Return on average tangible common stockholders' equity (1) (2)	4.85	6.58	6.07	6.96
Return on average assets (1)	0.49	0.60	0.57	0.61
General and administrative expense to average assets	1.97	1.82	1.89	1.82
Efficiency ratio (3)	75.91	72.04	73.21	71.62
Net interest rate spread	2.31	2.22	2.29	2.25
Net interest margin	2.39	2.30	2.36	2.32

Selected Non-GAAP Returns and Financial Ratios (4)
Non-GAAP return on average common stockholders' equity (1)	4.26%	4.60%	4.55%	4.97%
Non-GAAP return on average tangible common stockholders' equity (1) (2)	4.85	5.26	5.19	5.70
Non-GAAP return on average assets (1)	0.49	0.49	0.50	0.51

Asset Quality Data (dollars in thousands)
Non-performing loans:
Current			$43,870	$57,088
30-59 days delinquent			8,222	5,429
60-89 days delinquent			2,170	2,461
90 days or more delinquent			83,954	62,834
Non-performing loans			138,216	127,812

Real estate owned			19,798	35,723

Non-performing assets			$158,014	$163,535

Net loan charge-offs (recoveries)	$1,177	$(316)	$1,528	$17,931

Non-performing loans/total loans			1.24%	1.07%
Non-performing loans/total assets			0.92	0.82
Non-performing assets/total assets			1.05	1.05
Allowance for loan losses/non-performing loans			70.90	87.32
Allowance for loan losses/total loans			0.88	0.93
Net loan charge-offs (recoveries) to average loans outstanding	0.04%	(0.01)%	0.01	0.15

Regulatory Capital Ratios (5)
Astoria Bank:
Tier 1 leverage			11.29%	10.62%
Common equity tier 1 risk-based			19.12	N/A
Tier 1 risk-based			19.12	17.55
Total risk-based			20.25	18.76
Astoria Financial Corporation:
Tier 1 leverage			10.21%	N/A
Common equity tier 1 risk-based			16.00	N/A
Tier 1 risk-based			17.37	N/A
Total risk-based			18.51	N/A

Other Data
Cash dividends paid per common share	$0.04	$0.04	$0.16	$0.16
Book value per common share			15.23	14.51
Tangible book value per common share			13.39	12.66
Tangible common stockholders' equity/tangible assets (2) (6)			9.06%	8.19%
Mortgage loans serviced for others (in thousands)			$1,404,480	$1,452,645
Full time equivalent employees			1,551	1,594

(1)

Returns on average common stockholders' equity and average tangible common stockholders' equity are calculated using net income available to common shareholders. Returns on average assets are calculated using net income.

(2)	Tangible common stockholders' equity represents common stockholders' equity less goodwill.
(3)	Efficiency ratio represents general and administrative expense divided by the sum of net interest income plus non-interest income.
(4)

See the "Reconciliation of GAAP Measures to Non-GAAP Measures" table included in this release for a reconciliation of GAAP measures to non-GAAP measures for the three and twelve months ended December 31, 2015 and 2014.

(5)

The regulatory capital ratios presented as of December 31, 2015 represent calculations under the Basel III guidelines, which became effective for Astoria Bank and Astoria Financial Corporation on January 1, 2015 and the Dodd-Frank Act.  The regulatory capital ratios presented as of December 31, 2014 were calculated under rules effective at that time.  Prior to 2015, Astoria Financial Corporation was not subject to regulatory capital requirements.

(6)	Tangible assets represent assets less goodwill.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

END OF PERIOD BALANCES AND RATES
(Dollars in Thousands)

	At December 31, 2015		At September 30, 2015		At December 31, 2014
		Weighted		Weighted		Weighted
		Average		Average		Average
	Balance	Rate (1)	Balance	Rate (1)	Balance	Rate (1)
Selected interest-earning assets:
Mortgage loans, gross (2):
Residential	$5,941,914	3.33%	$6,165,489	3.32%	$6,828,547	3.35%
Multi-family and commercial real estate	4,832,847	3.67	4,722,761	3.69	4,765,201	3.79
Mortgage-backed and other securities (3)	2,713,597	2.74	2,645,087	2.72	2,518,163	2.80

Interest-bearing liabilities:
NOW and demand deposit	2,413,823	0.03	2,273,670	0.03	2,198,777	0.04
Money market	2,560,204	0.26	2,523,575	0.26	2,373,484	0.24
Savings	2,137,818	0.05	2,151,262	0.05	2,237,142	0.05
Total core deposits	7,111,845	0.12	6,948,507	0.12	6,809,403	0.11
Certificates of deposit	1,994,182	1.16	2,099,954	1.15	2,695,506	1.47
Total deposits	9,106,027	0.35	9,048,461	0.36	9,504,909	0.50
Borrowings, net	3,964,222	2.40	4,006,089	2.34	4,187,691	2.26

(1) Weighted average rates represent stated or coupon interest rates excluding the effect of yield adjustments for premiums, discounts and deferred loan origination fees and costs and the impact of prepayment penalties.
(2) Mortgage loans exclude loans held-for-sale and non-performing loans, except non-performing residential mortgage loans which are current or less than 90 days past due.
(3) Securities available-for-sale are reported at fair value and securities held-to-maturity are reported at amortized cost.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES (In Thousands, Except Per Share Data)

Income and expense and related financial ratios determined in accordance with US generally accepted accounting principles (GAAP or GAAP measures) excluding the adjustment detailed in the following table (non-GAAP measures) provides a meaningful comparison for effectively evaluating Astoria's operating results.

	For the Three Months Ended
	December 31, 2015			December 31, 2014
	GAAP	Adjustment	Non-GAAP	GAAP	Adjustment (2)	Non-GAAP

Net interest income	$84,684	$-	$84,684	$83,924	$-	$83,924
Provision for loan losses credited to operations	(4,323)	-	(4,323)	(2,316)	-	(2,316)

Net interest income after provision for loan losses	89,007	-	89,007	86,240	-	86,240
Non-interest income	13,469	-	13,469	13,581	-	13,581
Non-interest expense (general and administrative expense)	74,506	-	74,506	70,243	-	70,243

Income before income tax expense	27,970	-	27,970	29,578	-	29,578
Income tax expense	9,539	-	9,539	6,319	4,222	10,541

Net income	18,431	-	18,431	23,259	(4,222)	19,037

Preferred stock dividends	2,193	-	2,193	2,193	-	2,193

Net income available to common shareholders	$16,238	$-	$16,238	$21,066	$(4,222)	$16,844

Basic and diluted earnings per common share	$0.16	$-	$0.16	$0.21	$(0.04)	$0.17

	For the Twelve Months Ended
	December 31, 2015			December 31, 2014
	GAAP	Adjustment (1)	Non-GAAP	GAAP	Adjustment (2)	Non-GAAP

Net interest income	$340,289	$-	$340,289	$342,288	$-	$342,288
Provision for loan losses credited to operations	(12,072)	-	(12,072)	(9,469)	-	(9,469)

Net interest income after provision for loan losses	352,361	-	352,361	351,757	-	351,757
Non-interest income	54,596	-	54,596	54,848	-	54,848
Non-interest expense (general and administrative expense)	289,083	-	289,083	284,410	-	284,410

Income before income tax expense	117,874	-	117,874	122,195	-	122,195
Income tax expense	29,799	11,404	41,203	26,279	15,709	41,988

Net income	88,075	(11,404)	76,671	95,916	(15,709)	80,207

Preferred stock dividends	8,775	-	8,775	8,775	-	8,775

Net income available to common shareholders	$79,300	$(11,404)	$67,896	$87,141	$(15,709)	$71,432

Basic earnings per common share	$0.79	$(0.11)	$0.68	$0.88	$(0.16)	$0.72
Diluted earnings per common share	$0.79	$(0.12)	$0.67	$0.88	$(0.16)	$0.72

Non-GAAP returns and earnings per common share are calculated substituting non-GAAP net income and non-GAAP net income available to common shareholders for net income and net income available to common shareholders in the corresponding calculation.

_________________________________________________

(1)

The 2015 adjustment represents the effects of the New York City income tax legislation enacted on April 13, 2015, which, in accordance with GAAP, was reflected in our net deferred tax asset in the statement of financial condition with a corresponding adjustment to income tax expense in the period of enactment.

(2)

The adjustment represents the effects of the New York State income tax legislation enacted on March 31, 2014, which, in accordance with GAAP, was reflected in our net deferred tax asset in the statement of financial condition with a corresponding adjustment to income tax expense in the period of enactment and adjustments in the 2014 fourth quarter includes the effects of the 2014 fourth quarter resolution of an income tax matter with New York State.

CONTACT: Theodore S. Ayvas, Vice President, Investor Relations, 516-327-7877, ir@astoriabank.com